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                                                                   EXHIBIT 10.26

                            ANIKA THERAPEUTICS, INC.
                  NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

      I, Charles H. Sherwood, (the "Employee"), in consideration of my employment, the continuation of my employment and the salary and wages to be paid to me, do hereby agree with Anika Therapeutics. Inc., a Massachusetts corporation (the "Company"), as follows:

      1. All documents including, but not limited to, correspondence, memoranda, plans, proposals, customer lists, marketing and sales plans, reports and drawings, formulations, designs, samples, prototypes, tools and equipment and all other tangible and intangible materials whatsoever, that concern the Company's business and that come into my possession are the property of the Company and shall be used by me only in the performance of my duties for the Company. I will not remove from the Company's premises any such tangible items or copies thereof except as the Company permits and, upon the earlier of the termination of my employment or a request by the Company, any and all such items in my custody or possession and all copies thereof will be returned to the Company.

      2. For the purposes of this Agreement:

            (a) "Inventions" shall include, but not be limited to, any procedures, systems, machines, methods, processes, uses, apparatuses, compositions of matter, designs, drawings, configurations, software and works of authorship of any kind axed any Improvements to them which are discovered, conceived, reduced to practice, developed, made or produced, and shall not be limited by the meaning of "invention" under the laws of any country concerning patents.

            (b) "Proprietary Information" means all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs, including, without limitation, inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs and customer and supplier lists.

            (c) "Competing Products" means any products or processes of any person or organization other than the Company in existence or under development, which are substantially the same, may be substituted for, or applied to substantially the same end use as the products or processes with which I work during the time of my employment with the Company or about which I acquire confidential information through my work with the Company.

            (d) "Competing Organization" means any person or organization engaged in, or about to become engaged in, research or development, production, distribution, marketing or selling of a Competing Product.

      3. I agree that all Proprietary information is and shall be the exclusive property of the Company. I will regard and preserve as confidential all Proprietary information which may be obtained by me. I will not, at any time, without express written authority from the Company, use for any unauthorized purposes, or disclose to others, either during my employment or thereafter, except as required by my employment with the Company, any Proprietary Information, unless and until such Proprietary Information has become public knowledge without fault by me.

      4. I agree that my obligation not to disclose or to use information, know-how and records of the types set forth in paragraphs 1 and 3 above, and my obligation to return records and tangible property, set forth in paragraph 1 above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to me in the course of the Company's business.

      5. All Inventions, whether patentable or not, which are related to the present or planned business of the Company conceived or reduced to practice by me, either alone or with others, during the period of my employment with the Company or during a period of ninety (90) days after termination of such employment,
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whether or not done during my regular working hours, are the exclusive property of the Company.I will disclose promptly, in writing, to the Company all such Inventions, whether patentable or not, and I agree to assign and do hereby assign to the Company or its nominee my entire right, title and interest in and to such Inventions. Except to the extent that I may be authorized by the Company, I will not disclose any such Inventions to others without the prior written consent of the Company.

      6. I will, at any time during or after my employment, on request of the Company, execute specific assignments in favor of the Company or its nominee of my interest in any such Inventions, as well as execute all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, render all assistance, and perform all lawful acts the Company considers necessary or advisable for the protection of its rights and interests in any Invention.

      7. I have disclosed to the Company on the attached Schedule A any continuing obligations I have with respect to the assignment of Inventions to any previous employers, and I claim no previous unpatented Inventions as my own, except as shown on a schedule attached hereto and signed by me (if none, so state). I further represent that, except as I have disclosed in writing to the Company or Schedule A hereto, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

      8. I understand that information regarding the Company and its affiliates including, without limitation, Proprietary Information, is considered confidential to the Company and is of substantial commercial value to the Company. Any entrusting of such confidential information to me by the Company is done so in reliance upon the confidential relationship arising from the terms of my employment with the Company. Therefore, in consideration of my employment with the Company, I agree that I will not render services of any nature, directly or indirectly, to any Competing Organization in connection with any Competing Product within such geographic territory as the Company and such Competing Organization are or would be in actual competition, for a period of one year, commencing on the date of termination of my employment. I understand that services rendered to such Competing Organization may have the effect of supporting actual competition in various geographic areas, and may be prohibited by this Agreement regardless of the geographic area in which such services are physically rendered. The Company may, in its sole discretion, elect to waive, in whole or in part, the obligation set forth in the previous sentence, such waiver to be effective only if given in writing by the Company.

      9. I understand that the misappropriation of Proprietary Information may be theft as defined by law punishable by a fine or imprisonment or both and could make me liable for damages or subject to an injunction in a civil lawsuit.

      10. The provisions of this agreement shall be severable and in the event that any provision hereof shall be found by any court to be unenforceable, in whole or in part, the remainder of this agreement shall nevertheless be enforceable and binding on the parties.

      11. I understand that this Agreement does not constitute a contract of employment and does not imply that my employment will continue for any period of time.

      12. This Agreement will be binding upon my heirs, executors and administrators and will inure to the benefit of the Company arid its successors and assigns.

      13. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
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      14. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

      15. I understand and agree that this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

      16. The foregoing sets forth the entire agreement between the parties and the signatories acknowledge that no representations, written or oral, have been made in addition to, or in derogation of, the terms hereof.

                                         /s/ Charles H. Sherwood
                                         -----------------------
                                         Employee

                                         Accepted by
                                         Anika Therapeutics, Inc.
                                         at Woburn, Massachusetts
                                         this 4th day of May, 1998

                                         Anika Therapeutics, Inc.

                                         /s/ Lorraine Mercurio
                                         ---------------------
                                         Representative